Exhibit 10.2

Agreement

Bargainer:

Zhunger County People’s Government

Alienee:

Inner Mongolia Zhunger Heat Power Co, Ltd.

On Jul. 29, 2003, the government (bargainer) signs a contract with Zhunger Heat power Co, Ltd about transfer of heat supply station and supply heat power for Xuejiawan town as follows:

1.

The government transfers heat power supply station of Zhunger government & Erdos Xinxia Real Estate Co., Ltd to Inner Mongolia Heat power Co., Ltd at a favorable price RMB 10,700,000.  Alienee should pay government RMB 2,200,000 firstly (1,500,000 for government, 700,000 for Xinxia Real Estate Co., Ltd), the other amount should be paid by stages.

2.

After transfer, alienee will manage solely the heat power station, and supply heat power to the whole town.

3.

The former staff of heat station should be arranged by government, the alienee, however, can choose some qualified staff according to needs of work.

4.

The alienee can first produce and supply fired gas for whole town.

5.

Alienee will receive fixed asset in heat station according to account list from government.

6.

Alienee should supply heat power to whole town in time. The adjustment of price for heat power should be issued to seminar.

7.

The land for thermoelectricity plant should be requested according to the actual use. The construction must be started from August 2003, also supply heat power in Oct. 15, 2004.

8.

Within 4 years from the date of company found, correlative tax is collected and returned. Meanwhile, as to the coal for heat supply within tehong group, derates centralized Weijian Charges in county (Weijian Charges is the charge used for maintaining simple reproduction).

9.

Other thing can be negotiated by two sides.

10.

The agreement will become effective when both side sign in the agreement.

Signature:

Bargainer: Zhunger County People’s Government

                                     Jul 29, 2003

Alienee:  Inner Mongolia Zhunger Heat Power Co, Ltd

                                     Jul 29, 2003